UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 19, 2020 (March 17, 2020)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	INAP	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

DIP Facility

On March 19, 2020, Internap Corporation, as debtor and debtor-in-possession (“INAP”), and certain of its subsidiaries, as debtors and debtors-in-possession (collectively with INAP, the “Company”), entered into a Senior Secured Super-Priority Debtor-In-Possession Credit Agreement (the “DIP Facility”) with Jefferies Finance LLC (“Jefferies”), as administrative agent and collateral agent, and the lenders party thereto (the “DIP Lenders”).  As previously reported by INAP on March 16, 2020, the Company filed voluntary petitions for relief (collectively, the “Chapter 11 Cases”) under Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York, White Plains Division (the “Bankruptcy Court”) to effect a prepackaged Chapter 11 plan of reorganization (the “Plan”).  On March 19, 2020, the Bankruptcy Court entered an interim order (the “Interim Order”) to approve the DIP Facility and the parties entered into such DIP Facility on the terms approved by the Bankruptcy Court.

The DIP Facility provides for, among other things, term loans in an aggregate principal amount of up to $75 million, (including the roll up of $5 million of new incremental loans made on March 13, 2020 pursuant to the credit agreement dated April 6, 2017 by and among the Company, Jefferies and the lenders party thereto (as amended, the “Credit Agreement”)). All loans under the DIP Facility bear interest at a rate of either: (i) an applicable base rate plus 9% per annum or (ii) LIBOR (with a floor of 1%) plus 10% per annum.

Use of Proceeds. The Company anticipates using the proceeds of the DIP Facility to, among other things: (i) pay certain fees, interest, payments and expenses related to the Chapter 11 Cases; (ii) fund the working capital needs and expenditures of the Company during the Chapter 11 Cases; (iii) fund the Carve-Out (as defined below); and (iv) pay other related fees and expenses in accordance with budgets provided to the DIP Lenders.

Priority and Collateral. The DIP Lenders (subject to the Carve-Out as discussed below): (i) are entitled to joint and several super-priority administrative expense claim status in the Chapter 11 Cases; (ii) have a first priority lien on substantially all unencumbered assets of the Company; and (iii) have a priming first priority lien on any assets encumbered by the Credit Agreement. The Company’s obligations to the DIP Lenders and the liens and super-priority claims are subject in each case to a carve out (the “Carve-Out”) that accounts for certain administrative, court and legal fees payable in connection with the Chapter 11 Cases.

Affirmative and Negative Covenants. The DIP Facility contains certain affirmative and negative covenants, including requiring the Company to provide to the DIP Lenders a budget for the use of the Company’s funds and the achievement of certain milestones for the Chapter 11 Cases, among other covenants customary in debtor-in-possession financings.

Events of Default. The DIP Facility contains certain events of default customary in debtor-in-possession financings, including: (i) the failure to pay loans made under the DIP Facility when due; (ii) appointment of a trustee, examiner or receiver in the Chapter 11 Cases; (iii) certain violations of the Restructuring Support Agreement dated March 13, 2020, between the Company and the lenders party thereto; and (iv) the failure of the Company to use the proceeds of the loans under the DIP Facility as set forth in the budget (subject to any approved variances).

Maturity. The DIP Facility will mature on the earliest of (i) September 16, 2020; (ii) the date on which the loans under the DIP Facility become due and payable, whether by acceleration or otherwise; (iii) the effective date of the Plan; (iv) the sale of substantially all of the assets of the Company; (v) the first business day on which the order approving the DIP Facility by the Bankruptcy Court expires by its terms, unless a final order has been entered and become effective prior thereto; (vi) the conversion or dismissal of the Chapter 11 Cases; (vii) dismissal of any of the Chapter 11 Cases unless consented to by the DIP Lenders or (viii) the final order approving the DIP Facility by the Bankruptcy Court is vacated, terminated, rescinded, revoked, declared null and void or otherwise ceases to be in full force and effect.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2020, INAP received a letter (the “Nasdaq Letter”) from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) notifying INAP that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, INAP’s common stock (the “Common Stock”) will be delisted from The Nasdaq Stock Market (“Nasdaq”). The Nasdaq Letter stated that the Staff’s determination was based on: (i) the filing of the Chapter 11 Cases and associated public interest concerns raised by such Chapter 11 Cases; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about INAP’s ability to sustain compliance with all requirements of continued listing on Nasdaq.

Based on the Nasdaq Letter, unless INAP requests an appeal of this determination to a Nasdaq Hearings Panel, trading of the Common Stock will be suspended at the opening of business on March 26, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and registration on Nasdaq.

INAP does not intend to appeal Nasdaq’s determination and, therefore, it is expected that the Common Stock will be delisted.  The transition does not affect the Company’s operations and does not change reporting requirements under SEC rules.  Upon delisting, INAP expects that its Common Stock will be quoted on the OTC under the symbol “INAP” on March 26, 2020.

Item 8.01	Other Events.

Trading in INAP’s Securities

INAP cautions that trading in INAP’s securities (including, without limitation, the Common Stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for INAP’s securities may bear little or no relationship to the actual recovery, if any, by holders of INAP’s securities in the Chapter 11 Cases. INAP expects that its equity holders will experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

Certain statements in this Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of the Company’s lenders, vendors, trade creditors and equity holders, among others under the Plan; the Company’s ability to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Company will operate under the Chapter 11 Cases and the continued availability of operating capital during the pendency of the Chapter 11 Cases or difficulty in forecasting the liquidity requirements of the operations of the Company’s business; the potential adverse effects of the Chapter 11 Cases on the Company’s business, liquidity, results of operations or business prospects; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the ability to execute the Company’s business and restructuring plan, including the Company’s ability to continue to serve customers, suppliers and other business partners; increased legal and advisor costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the risk that the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the risks related to the delisting of INAP’s Common Stock from Nasdaq and whether any market will develop for the trading of Common Stock whether on the OTC or otherwise; the covenants and terms and conditions contained by the DIP Facility being subject to multiple conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control and any statements or assumptions underlying any of the foregoing. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that the Company is “positioned” for a particular result, statements regarding the Company’s vision or similar expressions or variations. These statements are based on the beliefs and expectations of the Company’s management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements.

Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: the decisions of the Bankruptcy Court; negotiations with the Company’s lenders, creditors and equity holders; the Company’s ability to meet the requirements, and compliance with the terms, including various covenants, of the DIP Facility and any other financial arrangement during the pendency of the Chapter 11 Cases; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions, including as a result of the outbreak of COVID-19, may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations.

These risks and other important factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made in this Form 8-K.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

10.1
Senior Secured Super-Priority Debtor-In-Possession Credit Agreement dated as of March 19, 2020 among Internap Corporation, the guarantors party thereto, Jefferies Finance LLC as administrative agent and collateral agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: March 19, 2020	By:	/s/ Michael T. Sicoli
Michael T. Sicoli
President, Chief Financial Officer